Exhibit 5.1

Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 E. Cary St. Richmond, VA 23219 T (804) 771.5700 F (804) 771.5777 kaufCAN.com

March 17, 2017

Moxian, Inc.

Block A, 9/F, Union Plaza, 5022 Binhe Avenue

Futian District, Shenzhen City

Guangdong Province, PRC

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Moxian, Inc., a Nevada corporation  (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”), which provides that the Prospectus will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	common stock, par value $0.001 per share of the Company (the “Common Stock” or “Equity Securities”);

(ii)	senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Senior Indenture”);

(iii)	subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Subordinated Indenture”) (such Subordinated Debt Securities together with the Senior Debt Securities being hereinafter referred to as the “Debt Securities”);

(iv)	warrants to purchase Debt Securities, Equity Securities, or any combination thereof (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as warrant agent, and such warrants may be issued independently or together with Common Stock, debt securities, or any combination thereof, and the warrants may be attached to or separate from such securities;

Moxian, Inc.

March 17, 2017

(v)	share purchase contracts obligating the holders to purchase from the Company a specified number of Equity Securities or other securities registered under the Registration Statement (the “Purchase Contracts”) between the Company and a purchase contract agent identified in the applicable agreement;

(vi)	share purchase units, each representing ownership of Purchase Contracts and Debt Securities, Warrants, other securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Purchase Units”);

(vii)	rights to purchase Debt Securities or Equity Securities of the Company (the “Rights”) issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”); and

(viii)	units composed of one or more of the other securities described in the Registration Statement in any combination (the “Units”) which may be issued under unit agreements (the “Unit Agreement”), by and between the Company and a bank or trust company as unit agent;

each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time. The securities referred to in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $50,000,000.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Our opinion is limited to the applicable statutory provisions of the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. Chapter 78, including interpretations thereof in published decisions of the Nevada courts, and applicable provisions of the Nevada Constitution. We express no opinion with respect to other laws.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement, as amended to the date hereof, and the Company Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed: (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures and that such signatures were provided by natural persons with legal capacity to execute such documents, (iii) the authenticity of all documents, agreements and instruments submitted to us as originals, (iv) the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, (v) the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, (vi) the conformity of the text of each document filed with the Securities and Exchange Commission

Moxian, Inc.

March 17, 2017

(the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and (vii) that the Securities, when issued, if in certificated form, will conform to any specimen thereof, and will be duly authenticated in accordance with the terms of the applicable agreement.

As to matters of fact relevant to the opinions expressed herein, we have relied upon certificates and oral or written statements and other information obtained from the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon:

1.	Certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities and related matters; and

2.	Such other documents as we have considered appropriate for the purposes of this opinion.

Items 1 and 2 above are referred to in this letter as the “Company Documents”.

In addition, this opinion assumes:

1.	(a) the legal capacity of all natural persons and (b) (except to the extent expressly opined on herein and with respect to parties other than the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms;

2.	that at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, will have the necessary corporate power and due authorization and the terms of any such Securities will not violate the organizational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

3.	that appropriate action will be taken prior to the offer and sale of the Securities to register and qualify such Securities under all applicable state securities “blue sky” laws; and

Moxian, Inc.

March 17, 2017

4.	that in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon such conversion, exchange, redemption, repurchase or exercise.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock, when (a) the board of directors of the Company (or an authorized committee thereof), has taken all necessary action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (or an authorized committee thereof), which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2.	With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized, executed and delivered by the Company and a trustee by all necessary corporate, limited liability company or partnership action (as applicable); (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Senior or Subordinated Indenture, as then and theretofore amended or supplemented has been effected; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Senior Indenture or the Subordinated

Moxian, Inc.

March 17, 2017

Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under a Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent by all necessary corporate, limited liability company or partnership action (as applicable); (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve the issuance of any Common Stock that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Senior or Subordinated Indenture and any applicable supplemental indenture, or the applicable documentation; and (v) the Warrants have been delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to the Purchase Contracts and Purchase Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Purchase Contracts or Purchase Units have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto; (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge

Moxian, Inc.

March 17, 2017

agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the applicable Rights Agreements relating to the Rights have been duly authorized, executed and delivered; (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Units have been duly authorized by the Company by all necessary corporate, limited liability company or partnership action (as applicable); (iii) the applicable Unit Agreements relating to the Units have been duly authorized, executed and delivered; (iv) the terms of the Units and any underlying securities and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Units have been duly executed, issued, sold and delivered in accordance with the applicable Unit Agreement and as contemplated by the Registration Statement, and, if applicable, a duly authorized, executed and delivered purchase,

Moxian, Inc.

March 17, 2017

underwriting or similar agreement; and (vi) issuance and delivery of the applicable Units in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the Registration Statement and the provisions of the applicable underlying agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

Our opinions, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of Nevada or a United States federal court sitting in Nevada and applying Nevada choice of law rules. We express no opinion as to any constitutional limitations on any opinion herein expressed.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Rights and Units while the Registration Statement is in effect.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Kaufman & Canoles, P.C.

Kaufman & Canoles, P.C.